SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2001

CLEVELAND-CLIFFS INC
(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE.

Cleveland-Cliffs Inc published a News Release on November 14, 2001 as follows:

CLEVELAND-CLIFFS SIGNS IRON NUGGETS AGREEMENT

     CLEVELAND, OH, November 14, 2001 — Cleveland-Cliffs Inc (NYSE:CLF) announced today that it entered into a Memorandum of Understanding with Mesabi Nugget LLC to participate in the Mesabi Nugget Project. Final agreement is expected by the end of January 2002.

     The project’s objective is to develop a new ironmaking technology (Kobe Steel’s ITmk3 process) for converting iron ore into nearly pure iron in nugget form. Iron nuggets would be used as an alternative or supplement to pig iron in the steelmaking process.

     The project’s initial phase is currently in progress. It includes permitting and preliminary engineering for a Pilot Demonstration Plant (PDP), development of project agreements, and due diligence reviews by the project participants. If Phase I is successful, Cliffs will consider Phase II, which includes hosting a PDP at its Northshore Mine facility near Silver Bay, MN. The PDP phase of the project, is designed to test and develop the process for commercial application and collect important data on the environmental aspects of the process. This is a key step to the project’s success and to continued involvement in subsequent phases of the project.

     John S. Brinzo, Cliffs’ chairman and chief executive officer, said, “Cleveland-Cliffs is pleased to join with Kobe Steel, Ltd., Steel Dynamics, Inc, the Iron Range Resources and Rehabilitation Agency (IRRR) and the State of Minnesota to investigate the potential of producing iron nuggets on the Mesabi Range. Cliffs is committed to northern Minnesota and to exploring and fostering the development of leading-edge, ironmaking technology.”

     Brinzo added, “We believe Kobe Steel’s lTmk3 technology has a great deal of potential, but it must be fully developed and proven technologically before a commercial installation can be justified. The project is structured so that each successive step requires approval based on the success of the previous step. We look forward to working with the State, the IRRR and other joint venturers during the next several years to develop iron nugget technology on Minnesota’s Mesabi Range.”

* * * * * * * *

     Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage and hold equity interests in five iron ore mines in Michigan, Minnesota, and Eastern Canada. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to “Cliffs” include subsidiaries and affiliates as appropriate in the context.

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     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

     Actual results may differ materially from such statements for a variety of factors, such as: the inability to successfully complete Phase I and subsequent phases of the project; failure of the ITmk3 process technology; capital and/or operating costs that are unable to provide an acceptable return on investment by the participants; insufficient demand for ferrous metallics; and changes in economic and market conditions impacting the iron and steel industry and participants in the project.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2000 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ web site. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s/ C. B. Bezik Name: C. B. Bezik Title: Senior Vice President -Finance

Dated: November 15, 2001

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